                                                               EXHIBIT 99(d)(14)

                            SUPPLIERMARKET.COM, INC.
                             1999 Stock Option Plan

                 Form of Incentive Stock Option Grant Agreement

Number of Shares

Date of Grant

SupplierMarket.com, Inc., a Delaware corporation (the "Corporation"), hereby grants to Greg Aymie (the "Optionholder"), as of the date stated above, an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Corporation's Common Stock $.001 par value per share (the "Common Stock"), pursuant to the Corporation's 1999 Stock Option Plan (the "Plan"), a copy of which has been provided to the Optionholder and is incorporated herein in its entirety by this reference.

The Optionholder hereby accepts the Option, subject to the terms and conditions set forth in the Plan as fully as if they were set forth herein, and to the following additional terms and conditions:

1. Type of Option. It is intended that the Option be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Exercise Price. The price at which Shares may be purchased pursuant to the
Option is $      per share.

3. Option Period. The Option expires ten years from the date of grant, as set forth above.

4. Vesting of Right to Exercise. Until the date that is six months after the date of grant, (the "Initial Vesting Date"), the Option may not be exercised for any of the Shares. Commencing on the Initial Vesting Date, the Option may be exercised for not more than 12.5% of the Shares. On each monthly anniversary thereafter, the Option may be exercised for an additional 1/48th of the Shares. As of the forty-two month anniversary of the Initial Vesting Date, for the duration of the Option, the Option may be exercised in full. The exercisability of the Option is subject to the provisions of Section 5 below.

5. Exercise. (a) The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that it may not be exercised as to less than 100 Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than 100 Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share.

(b) To exercise the Option, the Optionholder (or other person exercising the Option) must deliver to the Corporation the following:

      1. a completed and signed notice of exercise, in the form of Attachment A hereto, stating the number of Shares to be purchased, provided, that, if the Option is being exercised by a person other than the Optionholder, the notice of exercise must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Corporation deems necessary;

      2.    either:

            A. two signed copies of the Stock Restriction Agreement (the "Stock Restriction Agreement"), in the form of Attachment B, or

            B. in the event the Optionholder would own at least 25,000 shares of the Common Stock, two signed copies of an Instrument of Accession to the Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), dated November 18, 1999, between the Corporation and certain investors in the form of Attachment C;

      3. in the event the Optionholder would own at least 400,000 shares of the Common Stock, two signed copies of an Instrument of Accession to the Voting Agreement (the "Voting Agreement"), dated November 18, 1999, between the Corporation and certain investors in the form of Attachment D; and

      4.    payment in full of the exercise price for the Shares being purchased
            (i) in cash or by certified check, bank draft or money order made payable to the order of the Company, (ii) by delivery of shares of Common Stock having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price, (iii) by a combination of cash and Common Stock, or (iv) if previously approved by the Board, by a combination of cash, Common Stock and a promissory note in accordance with the terms of the Plan; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company already owned by the Optionholder may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board (unless otherwise permitted by the Board).

In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of such Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied. The Shares purchased pursuant to the exercise of the Option shall be subject to the restrictions and limitations of the Stock Restriction Agreement or the Stockholders Agreement, as the case may be, and the Voting Agreement, if applicable.

6. No Rights as Stockholder. The Optionholder (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Corporation with respect to any Shares covered by the Option until such Shares shall have been registered on the stock transfer books of the Corporation in the name of the Optionholder (or such other person).

7. Notice of Premature Disposition. If, within two years from the date of grant or within one year after the transfer of Shares to the Optionholder upon exercise of the Option, the Optionholder makes a disposition (as defined in Section 424(c) of the Code) of any Shares, the Optionholder shall notify the Clerk of the Corporation within 10 days after such disposition.

8. Compliance with Laws, Regulations and Rules. The Plan, this Agreement, the Option and the obligation of the Corporation to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board in accordance with the Plan. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board.

9. Legend on Certificates. Each certificate representing the Shares shall bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement and the restrictions on transfer imposed by the Securities Act of 1933, as amended, and any applicable exemption therefrom pursuant to which the Shares may be issued.

10. No Employment Rights. Nothing in the Plan, the Option or this Option Agreement confers upon the Optionholder any right to continued employment or interferes with the right of the Corporation to terminate the Optionholder's employment.

11. Taxes. As a condition of issuance of Shares under this Option, the Optionholder agrees that, if at the time the Option is exercised the Board determines that under applicable law and regulations the Corporation could be liable for the withholding of any federal or state tax with respect to a disposition of the Shares received upon exercise, the Board may require the Optionholder to give, or to agree to give, such security as the Board deems adequate to meet the potential liability of the Corporation for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

12. Holdback Agreement. In connection with any underwritten public offering, if requested by the Corporation and the managing underwriter, the Optionholder hereby agrees not to effect any public sale or distribution of any shares of Stock, nor engage in any transaction that would be reasonably likely to result in a public sale or distribution of securities of the same class as the

Stock for 180 days following the effective date of the registration statement for the offering. Such agreement shall be in writing in a form satisfactory to the Corporation and the managing underwriter. The Corporation may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the holdback period.

13. Change in Common Stock. The number and kind of shares subject to the Option, and the exercise price, are subject to adjustment in accordance with Section 5 of the Plan to reflect the transactions and events described therein.

14. Definition. As used in this Agreement, the term "Corporation" shall include any subsidiary or parent of the Corporation as defined in Sections 424(e) and
(f) of the Code.

15. Amendments. The Board may at any time or times amend the Plan or the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination or amendment of the Plan or amendment of the Option shall, without the Optionholder's consent, adversely affect the Optionholder's rights under the Option.

16. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

[Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date indicated below.

                                        SUPPLIERMARKET.COM, INC.


                                        By
                                        Name:
                                        Title:


                                        ________________________________________
                                        Optionholder

                            SUPPLIERMARKET.COM, INC.
                             1999 Stock Option Plan

               Form of Nonqualified Stock Option Grant Agreement

Number of Shares

Date of Grant

SupplierMarket.com, Inc., a Delaware corporation (the "Corporation"), hereby grants to Greg Aymie (the "Optionholder"), as of the date stated above, an option (the "Option") to purchase the number of shares stated above (the "Shares") of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), pursuant to the Corporation's 1999 Stock Option Plan (the "Plan"), a copy of which has been provided to the Optionholder and is incorporated herein in its entirety by reference.

The Optionholder hereby accepts the Option, subject to the terms and conditions set forth in the Plan as fullyy as if they were set forth herein, and to the following additional terms and conditions:

1. Type of Option. It is not intended that the Option be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Exercise Price. The price at which Shares may be purchased pursuant to the
Option is $      per share.

3. Option Period. The Option expires ten years from the date of grant, as set forth above. The Optionholder should take special note that the Option may be terminated early by certain events including termination of employment, disability or death, as provided in the Plan.

4. Vesting of Right to Exercise. Until the date that is 12 months after the date of grant (the "Initial Vesting Date"), the Option may not be exercised for any of the Shares. Commencing on the Initial Vesting Date, the Option may be exercised for not more than 25% of the Shares. On each monthly anniversary thereafter, the Option may be exercised for an additional 1/48th of the Shares. As of the thirty-six month anniversary of the Initial Vesting Date, for the duration of the Option, the Option may be exercised in full. The exercisability of the Option is subject to the provisions of Section 5 below.

5. Exercise. (a) The Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that it may not be exercised as to less than 100 Shares at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than 100 Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another presently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share.

(b) To exercise the Option, the Optionholder (or other person exercising the Option) must deliver to the Corporation the following:

      1. a completed and signed notice of exercise, in the form of Attachment A hereto, stating the number of Shares to be purchased, provided, that, if the Option is being exercised by a person other than the Optionholder, the notice of exercise must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Corporation deems necessary;

      2.    either:

            A. two signed copies of the Stock Restriction Agreement (the "Stock Restriction Agreement"), in the form of Attachment B, or

            B. in the event the Optionholder would own at least 25,000 shares of the Common Stock, two signed copies of an Instrument of Accession to the Amended and Restated Stockholders Agreement (the "Stockholders Agreement"), dated November 18, 1999, between the Corporation and certain investors in the form of Attachment C;

      3. in the event the Optionholder would own at least 400,000 shares of the Common Stock, two signed copies of an Instrument of Accession to the Voting Agreement (the "Voting Agreement"), dated November 18, 1999, between the Corporation and certain investors in the form of Attachment D; and

      4. payment in full of the exercise price for the Shares being purchased (i) in cash or by certified check, bank draft or money order made payable to the order of the Company, (ii) by delivery of shares of Common Stock having a fair market value (as determined by the Board in good faith in its reasonable discretion) on the date of exercise equal to the exercise price, (iii) by a combination of cash and Common Stock, or (iv) if previously approved by the Board, by a combination of cash, Common Stock and a promissory note in accordance with the terms of the Plan; provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company already owned by the Optionholder may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board (unless otherwise permitted by the Board).

In addition, the exercise of an Option shall be subject to satisfaction of all conditions the Board may impose on the exercise of such Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied. The Shares purchased pursuant to the exercise of the Option shall be subject to the restrictions and limitations of the Stock Restriction Agreement or the Stockholders Agreement, as the case may be, and the Voting Agreement, if applicable.

6. No Rights as Stockholder. The Optionholder (or any other person entitled to exercise the Option) shall not be entitled to any rights as a stockholder of the Corporation with respect to any Shares covered by the Option until such Shares shall have been registered on the stock transfer books of the Corporation in the name of the Optionholder (or such other person).

7. Compliance with Laws, Regulations and Rules. The Plan, this Agreement, the Option and the obligation of the Corporation to sell and deliver the Shares upon exercise of the Option are and shall be subject to (a) all applicable laws, government regulations and rules and (b) all applicable regulations and rules adopted by the Board in accordance with the Plan. If at any time the Board determines in its discretion that the listing, registration or qualification, on any securities exchange or under any federal or state law, of the Shares deliverable upon exercise of the Option, or the consent or approval of any regulatory body, or compliance with any law, rule or regulation, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares, then exercise of the Option shall not be effective unless such listing, registration, qualification, consent, approval or compliance shall have been effected or obtained free of any conditions not acceptable to the Board.

8. Legend on Certificates. Each certificate representing the Shares shall bear restrictive legends referring to the restrictions on transfer and repurchase rights of the Company contained in the Stock Restriction Agreement or the Stockholders Agreement, as the case may be and the restrictions on transfer imposed by the Securities Act of 1933, as amended, and any applicable exemption therefrom pursuant to which the Shares may be issued.

9. No Employment Rights. Nothing in the Plan, the Option or this Agreement confers upon the Optionholder any right to employment (continued or otherwise) or interferes with the right of the Corporation to terminate the Optionholder's employment.

10. Taxes. As a condition to the issuance of Shares under this Option, the Corporation shall have the right to require the Optionholder to remit to the Corporation an amount sufficient to satisfy any federal, state or local withholding tax requirements or make other arrangements satisfactory to the Corporation with regard to such taxes, as provided in the Plan.

11. Holdback Agreement. In connection with any underwritten public offering, if requested by the Corporation and the managing underwriter, the Optionholder hereby agrees not to effect any public sale or distribution of any shares of Stock, nor engage in any transaction that would be reasonably likely to result in a public sale or distribution of securities of the same class as the Stock for 180 days following the effective date of the registration statement for the offering. Such agreement shall be in writing in a form satisfactory to the Corporation and the managing underwriter. The Corporation may impose stop-transfer instructions with respect to the Shares or other securities subject to the foregoing restriction until the end of the holdback period.

12. Change in Common Stock. The number and kind of shares subject to the Option, and the exercise price, are subject to adjustment in accordance with Section 5 of the Plan to reflect the transactions and events described therein.

13. Definition. As used in this Agreement, the term "Corporation" shall include any subsidiary or parent of the Corporation as defined in Sections 424(e) and
(f) of the Code.

14. Amendments. The Board may at any time or times amend the Plan or the Option for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which, at the time, may be permitted by law. No termination or amendment of the Plan or amendment of the Option shall, without the Optionholder's consent, adversely affect the Optionholder's rights under the Option.

15. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date indicated below.

                                        SUPPLIERMARKET.COM, INC.


                                        By _____________________________________
                                        Name:
                                        Title:


Dated:___________________________       ________________________________________
                                        Optionholder

                                  Attachment A
                        Form of Exercise of Stock Option
            (To be completed and signed only on exercise of Option)

I hereby exercise the stock option (the "Option") granted by SupplierMarket.com, Inc. (the "Corporation") to me on __________, ___, subject to all the terms and provisions thereof as contained in the Nonqualified Stock Option Grant Agreement of the same date signed by me concerning such Option and in the SupplierMarket.com, Inc. 1999 Stock Option Plan (the "Plan") referred to therein, and notify you of my desire to purchase _______ Shares pursuant to the Option.

Enclosed is my check in the sum of $ _________ in full payment for such Shares and applicable withholding taxes.

I hereby acknowledge receipt of a copy of the Plan.

I also enclose two signed and completed copies of either (a) a Stock Restriction Agreement or (b) an Instrument of Adherence to the Amended and Restated Stockholders Agreement dated November 18, 1999, as the case may be and, if applicable, two signed and completed copies of an Instrument of Adherence to the Voting Agreement dated November 18, 1999 in the required form, as well as any other documents the Corporation may require.

DATED: ________________, ________.

                                              Signature:


                                        ________________________________________

                                        Name: __________________________________

                                  Attachment B

                            SUPPLIERMARKET.COM, INC.
                          Stock Restriction Agreement
            (To be completed and signed only on exercise of Option)

      AGREEMENT (this "Agreement"), dated as of ___________,by and between SupplierMarket.com, Inc., a Delaware corporation (the "Company") and _____________ (the "Stockholder"), who is the holder of an option (the "Option") to purchase ________ shares of the Company's Common Stock granted pursuant to the SupplierMarket.com, Inc. 1999 Stock Option Plan (the "Stock Option Plan") (such shares of Common Stock presently owned and any additional shares which the Stockholder may acquire upon exercise of the Option or otherwise being hereinafter collectively called the "Shares").

      WHEREAS, at or prior to the date this Agreement, the Stockholder has exercised the Option and has purchased thereunder all or a portion of the Shares; and

      WHEREAS, the Company and the Stockholder believe it is in the best interests of the Company and of the Stockholder that certain restrictions be placed upon all of the Shares;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Restrictions on Transfer.

            (a) No Transfer. The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless such transfer shall be made in compliance with the provisions of Section 2 of this Agreement.

            (b) Investment Representation. The Stockholder hereby represents, warrants and agrees with the Company that he or she is acquiring the Shares for his or her own account, for investment and not with a view to or in connection with any distribution thereof. The Stockholder shall not transfer any Shares unless either (i) a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Shares shall have become, and continue to be, effective, or (ii) the Company receives an opinion of counsel that registration of such Shares is not required under the Act.

      2. Right of First Refusal on Dispositions.

            (a) Receipt of Third-Party Offer. If at any time the Stockholder desires to sell for cash, cash equivalents or any other form of consideration (including a promissory note) all or any part of his Shares pursuant to an offer or proposed offer from a third party (the "Proposed

Transferee"), the Stockholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Company on terms and conditions, including price, not less favorable to the Company than those on which the Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the number of Offered Shares proposed to be sold, the total number of Shares owned by the Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

            (b) Company Notice of Intent to Purchase. If the Company desires to purchase all or any portion of the Offered Shares, the Company shall give to the Stockholder written notice of the number of Offered Shares to be purchased by it, which notice shall be delivered in person or mailed to the Stockholder within 20 days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sale of the Offered Shares to be sold to the Company pursuant to this Section 2 shall be made at the offices of the Company on the 45th day following the date of the Offer (or, if such day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Offered Shares to be purchased by the Company, duly endorsed for transfer to the Company, against payment to the Stockholder of the purchase price therefor by the Company by a certified or cashier's check.

            (c) Sale to Third Party. If, within 20 days of its receipt of the Offer, the Company fails to deliver written notice to the Stockholder of its intention to purchase all of the Offered Shares (the Offered Shares which the Company does not elect to purchase being referred to as the "Refused Shares"), the Refused Shares not so purchased may be sold by the Stockholder at any time within 90 days after the date the Offer was made to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. If the Refused Shares are not sold within the 90 day period, they shall continue to be subject to the requirements of a prior offer pursuant to this Section 2. If the Refused Shares are sold pursuant to this Section 2 to any purchaser who is not a party to this Agreement, the Company, may at its option, require the purchaser to execute and deliver a new Stock Restriction Agreement in substantially the form of this Agreement containing substantially the same terms as those set forth herein.

            (d) Permitted Transfers. The Stockholder shall have the right to make Permitted Transfers of the Stockholder's Shares and the provisions of subsections (a), (b) and (c) above shall not apply to any such Permitted Transfer by the Stockholder. For purposes of this Agreement, "Permitted Transfer" shall mean any transfer by the Stockholder during his lifetime of all or any portion of his Shares (i) to the Company, (ii) to another holder of issued and outstanding shares of capital stock of the Company, (iii) to or for the benefit of any spouse, child or grandchild of the Stockholder, or to a trust for the benefit of any of the foregoing, including transfers by will or the laws of descent and distribution; provided, however, that, it shall be a condition of each such transfer, that (x) the transferee agrees to be bound by the terms of this Agreement as though no such transfer had taken place, and that
(y) the Stockholder has complied with all applicable law in connection with such transfer.

      3. Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

      4. Restrictive Legend. All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

      The shares of stock represented by this certificate are subject to restrictions upon transfer set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of this certificate. The Corporation will furnish a copy of such Agreement to the holder of this certificate upon written request and without charge.

      5. Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement shall remain in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares.

      6. Miscellaneous.

            (a) Termination of Restrictions on Transfer. This Agreement, and the obligations of the Stockholder and the Company hereunder, shall terminate upon the earliest to occur of: (i) the closing of the first underwritten public offering by the Company under the Securities Act of 1933 of any of its equity securities for its own account for cash; (ii) the sale of all or substantially all of the shares of capital stock the assets or business of the Company, by merger, sale of assets or otherwise; or (iii) the expiration often (10) years from the date of this Agreement. The sale of the Shares pursuant to any of the transactions described in clauses (i) and (ii) of the preceding sentence shall not be subject to the provisions of said Section 1(a) and Section 2.

            (b) Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware.

            (c) Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Stockholder fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Stockholder's obligations hereunder and to obtain immediate injunctive relief. The Stockholder shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

            (d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

            (e) Modification or Amendment. Neither this Agreement nor any provision hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the Stockholder and the Company.

            (f) Notices. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery, upon deposit with the United States Post Office, by registered, certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to 10 Mall Road, Burlington, Massachusetts, 01803, attention Treasurer, and if to the Stockholder, to the address shown beneath his or her respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this subsection
(f).

            (g) Merger Provision. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof.

            (h) Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

            (i) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.

               [Remainder of this page intentionally left blank.)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

(Corporate Seal)                        SUPPLIERMARKET.COM, INC.


Attest:___________________________      By:_____________________________________
        Secretary                       Title:


                                                ACCEPTED:


                                                ________________________________
                                                (Signature of Stockholder)

                                                ________________________________
                                                (Printed Name of Stockholder)

                                                ________________________________
                                                (Residence Street Address)

                                                ________________________________
                                                (City)    (State)     (Zip Code)

                                  Attachment C
               Instrument of Accession to Stockholders Agreement
            (To be completed and signed only on exercise of Option)

      The undersigned, ________________, as a condition precedent to becoming the owner or holder of record of_____________ (_______) shares of the Common Stock, par value $.001 per share, of SupplierMarket.com, Inc. a Delaware corporation (the "Company"), hereby agrees to become a Holder under that certain Amended and Restated Stockholders Agreement (the "Stockholders Agreement") dated as of November 18, 1999 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Amended and Restated Stockholders Agreement immediately upon execution and delivery to the Company of this Instrument. To the extent the undersigned is a party to a Stock Restriction Agreement with the Company and the terms of such Stock Restriction Agreement conflict with the Stockholders Agreement, the terms of the Stockholders Agreement shall prevail.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                        Signature:


                                        ________________________________________
                                        (Print Name)

                                        Address:

                                        Date:___________________________________

                                        Accepted:

                                        SUPPLIERMARKET.COM, INC.


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        Date:___________________________________

                                  Attachment D
                  Instrument of Accession to Voting Agreement
            (To be completed and signed only on exercise of Option)

The undersigned, _________________, as a condition precedent to becoming the owner or holder of record of___________________ (_____) shares of the Common Stock, par value $.001 per share, of SupplierMarket.com, Inc. a Delaware corporation (the "Company"), hereby agrees to become a Holder under that certain Voting Agreement dated as of November 18, 1999 by and among the Company and other stockholders of the Company. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Voting Agreement immediately upon execution and delivery to the Company of this Instrument.

      IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

                                        Signature:

                                        ________________________________________
                                        (Print Name)

                                        Address:

                                        Date:___________________________________


                                        Accepted:

                                        SUPPLIERMARKET.COM, INC.


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                        Date:___________________________________